Exhibit 5.1


                     BERLINER ZISSER WALTER & GALLEGOS, P.C.
                         1700 Lincoln Street, Suite 4700
                             Denver, Colorado 80202
                              (303) 830-1700 (Tel.)
                              (303) 830-1705 (Fax)


                                 August 8, 2002

Procyon Corporation
1150 Cleveland Street, Suite 410
Clearwater, Florida  33755

     Re: Registration Statement on Form S-8 Covering 275,000 Shares of Common Stock Reserved for Issuance Under the Procyon Corporation 1998 Omnibus Stock Option Plan

Gentlemen:

     We have acted as counsel to Procyon Corporation, a Colorado corporation (the "Company"), in connection with the proposed offering by the Company of 275,000 shares of Common Stock (the "Shares") reserved for issuance under the Company's 1998 Omnibus Stock Option Plan (the "Plan") in accordance with the registration provisions of the Securities Act of 1933, as amended.

     In such capacity, we have examined, among other documents, the Registration Statement on Form S-8 expected to be filed by the Company with the Securities and Exchange Commission on or about August 20, 2002 (as the same may be amended from time to time, the "Registration Statement"), covering the offering of the Shares.

     Based on the foregoing and on such further examination as we have deemed relevant and necessary, we are of the opinion that:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Colorado.

     2. The Shares have been legally and validly authorized under the Articles of Incorporation of the Company, as amended, and on receipt of the consideration required by, and when issued in accordance with the terms and conditions of the Plan, the Shares will constitute duly and validly issued, outstanding, and fully paid and nonassessable securities of the Company.

     We hereby consent to the use of our name and to the references to our firm in the Prospectus forming a part of the Registration Statement, and to the filing of a copy of this opinion as Exhibit No. 5 thereto.

                                            Very truly yours,


                                            /s/ BERLINER ZISSER WALTER
                                                   & GALLEGOS, P.C.
                                            --------------------------
                                                BERLINER ZISSER WALTER
                                                   & GALLEGOS, P.C.